CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our report dated January 27, 2011 on the financial statements and financial highlights of the PIA BBB Bond Fund and the PIA MBS Bond Fund, each a series of the Advisors Series Trust.   Such financial statements and financial highlights appear in the 2010 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
March 22, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our report dated January 27, 2011 on the financial statements and financial highlights of the PIA Short-term Securities Fund and the PIA Moderate Duration Bond Fund, each a series of the Advisors Series Trust.   Such financial statements and financial highlights appear in the 2010 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
March 21, 2011